Exhibit 99.1

Insperity Announces Fourth Quarter and Full Year Results

•	Q4 adjusted EPS of $0.24 on 4.6% revenue growth

•	Q4 adjacent business gross profit contribution increases 36% year over year

•	Q4 average number of trained Business Performance Advisors up 27% over 2012

HOUSTON – Feb. 10, 2014 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2013. For the fourth quarter, the company reported adjusted net income of $6.2 million and adjusted diluted earnings per share of $0.24. Adjusted net income excludes an after tax non-cash impairment charge of $2.9 million, or $0.11 per share, associated with a write-down of goodwill and intangibles related to a 2010 acquisition, partially offset by a $2.0 million, or $0.08 per share, tax credit. Reported fourth quarter net income and earnings per share were $5.3 million and $0.21, respectively.

For the year ended Dec. 31, 2013, the company had adjusted diluted earnings per share of $1.39. Adjusted results exclude $0.22 per share related to non-cash impairments, partially offset by an $0.08 per share tax credit. Reported 2013 net income was $32.0 million, or $1.25 per share.

“We are pleased with the increase in Business Performance Advisors and the outlook for growth acceleration in 2014 and beyond,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are well-positioned to capitalize on the opportunities provided by our adjacent business technology offerings and from the small business market disruption we expect over the next several years as a result of health care reform.”

Fourth Quarter Results

Revenues for the fourth quarter of 2013 increased 4.6% over the fourth quarter of 2012 due to a 1.1% increase in the average number of worksite employees paid per month and a 3.5% increase in revenues per worksite employee per month.

Gross profit decreased 3.8% compared to the fourth quarter of 2012 to $90.0 million. This decline was primarily the result of a higher deficit in the benefits cost center, which was partially offset by a higher gross profit contribution from our adjacent businesses.

Operating expenses increased 7.1% to $83.1 million compared to the fourth quarter of 2012. This increase included costs associated with the hiring of additional Business Performance Advisors, the number of which was up 27.2% over 2012. On a per worksite employee per month basis, operating expenses increased 6.0% to $212 in 2013 from $200 in 2012.

Full Year Results

Revenues in 2013 were $2.3 billion, an increase of 4.5% over 2012. Gross profit for the year ended Dec. 31, 2013, increased 2.9% to $393.3 million. The average gross profit per worksite employee per month increased $4, or 1.6%, to $257 in 2013 from $253 in 2012. Benefits costs per covered employee increased 4.7% over 2012. Additionally, gross profit contribution from adjacent businesses increased 26.2% over 2012.

Operating expenses increased 7.1% in 2013 to $337.0 million. On a per worksite employee per month basis, operating expenses increased 5.8% to $220 in 2013 from $208 in 2012. This increase included costs associated with the hiring of additional Business Performance Advisors, the implementation of the company’s health care reform strategy, and technology and personnel investments made in our Workforce Optimization® solution and adjacent businesses.

Reported operating income for the year ended Dec. 31, 2013, was $56.2 million.

Adjusted EBITDA totaled $92.3 million in 2013. These results exclude non-cash impairment charges of $6.0 million and stock-based compensation of $11.1 million. Cash outlays in 2013 included the repurchase of 596,834 shares at a cost of $17.2 million, dividends of $17.4 million, and capital expenditures of $11.6 million. Working capital at Dec. 31, 2013, was $128.6 million.

“With our strong balance sheet and cash flow, we are in a position to make investments in product development and growth, while continuing to provide a return to stockholders in the form of dividends and stock repurchases,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer.

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the first quarter and full year 2014 and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 31677887. The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 31677887, for one week. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 27 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution.  Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2013 revenues of $2.3 billion, Insperity operates in 57 offices throughout the United States.  For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; (x) failure of our information technology systems; and (xi) an adverse final judgment or settlement of claims against Insperity. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	Dec. 31,	Dec. 31,
	2013	2012
Assets:
Cash and cash equivalents	$225,755	$264,544
Restricted cash	51,928	47,149
Marketable securities	46,340	16,904
Accounts receivable, net	210,009	190,386
Prepaid insurance	10,638	15,620
Other current assets	12,053	9,651
Income taxes receivable	409	—
Deferred income taxes	8,185	7,211
Total current assets	565,317	551,465

Property and equipment, net	86,415	93,942
Prepaid health insurance	9,000	9,000
Deposits	85,578	67,201
Goodwill and other intangible assets, net	18,434	23,775
Other assets	1,816	4,817
Total assets	$766,560	$750,200

Liabilities and Stockholder's Equity:
Accounts payable	$2,678	$3,660
Payroll taxes and other payroll deductions payable	165,604	178,534
Accrued worksite employee payroll cost	173,801	150,070
Accrued health insurance costs	5,103	13,942
Accrued workers’ compensation costs	52,930	49,484
Accrued corporate payroll and commissions	21,611	23,537
Other accrued liabilities	14,960	12,478
Income taxes payable	—	4,054
Total current liabilities	436,687	435,759

Accrued workers’ compensation costs	68,905	64,536
Deferred income taxes	7,696	9,000
Total noncurrent liabilities	76,601	73,536

Stockholders’ equity:
Common stock	308	308
Additional paid-in capital	135,653	133,207
Treasury stock, at cost	(138,688)	(133,950)
Accumulated other comprehensive income, net of tax	29	16
Retained earnings	255,970	241,324
Total stockholders’ equity	253,272	240,905
Total liabilities and stockholders’ equity	$766,560	$750,200

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended Dec. 31,			Year ended Dec. 31,
	2013	2012	Change	2013	2012	Change
Operating results:
Revenues (gross billings of $3.726 billion, $3.653 billion, $13.462 billion and $12.992 billion, less worksite employee payroll cost of $3.169 billion, $3.121 billion, $11.206 billion and $10.833 billion, respectively)	$557,133	$532,438	4.6%	$2,256,112	$2,158,824	4.5%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	467,155	438,935	6.4%	1,862,861	1,776,603	4.9%
Gross profit	89,978	93,503	(3.8)%	393,251	382,221	2.9%

Operating expenses:
Salaries, wages and payroll taxes	43,747	41,405	5.7%	181,444	168,807	7.5%
Stock-based compensation	2,752	2,429	13.3%	11,103	9,814	13.1%
Commissions	4,232	4,216	0.4%	14,581	14,515	0.5%
Advertising	4,552	4,585	(0.7)%	23,795	21,586	10.2%
General and administrative expenses	19,107	15,870	20.4%	81,699	77,564	5.3%
Impairment charge	3,342	4,191	(20.3)%	3,342	4,191	(20.3)%
Depreciation and amortization	5,372	4,914	9.3%	21,064	18,250	15.4%
Total operating expenses	83,104	77,610	7.1%	337,028	314,727	7.1%
Operating income	6,874	15,893	(56.7)%	56,223	67,494	(16.7)%
Other income (expense):
Interest, net	3	147	(98.0)%	158	609	(74.1)%
Other, net	19	46	(58.7)%	(2,649)	187	—
Income before income tax expense	6,896	16,086	(57.1)%	53,732	68,290	(21.3)%
Income tax expense	1,607	6,641	(75.8)%	21,700	27,888	(22.2)%
Net income	$5,289	$9,445	(44.0)%	$32,032	$40,402	(20.7)%
Less distributed and undistributed earnings allocated to participating securities	(150)	(858)	(82.5)%	(916)	(1,224)	(25.2)%
Net income allocated to common shares	$5,139	$8,587	(40.2)%	$31,116	$39,178	(20.6)%
Basic net income per share of common stock	$0.21	$0.34	(38.2)%	$1.25	$1.57	(20.4)%
Diluted net income per share of common stock	$0.21	$0.34	(38.2)%	$1.25	$1.56	(19.9)%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended Dec. 31,			Year ended Dec. 31,
	2013	2012	Change	2013	2012	Change

Statistical Data:
Average number of worksite employees paid per month	130,732	129,345	1.1%	127,517	125,650	1.5%
Revenues per worksite employee per month (1)	$1,420	$1,372	3.5%	$1,474	$1,432	2.9%
Gross profit per worksite employee per month	229	241	(5.0)%	257	253	1.6%
Operating expenses per worksite employee per month	212	200	6.0%	220	208	5.8%
Operating income per worksite employee per month	18	41	(56.1)%	37	45	(17.8)%
Net income per worksite employee per month	13	24	(45.8)%	21	27	(22.2)%

(1) Gross billings of $9,501, $9,414, $8,797 and $8,617 per worksite employee per month, less payroll cost of $8,081, $8,042, $7,323 and $7,185 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2013	2012	Change	2013	2012	Change

Payroll cost (GAAP)	$3,169,120	$3,120,665	1.6%	$11,205,652	$10,832,966	3.4%
Less: Bonus payroll cost	567,780	597,854	(5.0)%	1,274,575	1,326,442	(3.9)%
Non-bonus payroll cost	$2,601,340	$2,522,811	3.1%	$9,931,077	$9,506,524	4.5%

Payroll cost per worksite employee per month (GAAP)	$8,081	$8,042	0.5%	$7,323	$7,185	1.9%
Less: Bonus payroll cost per worksite employee per month	1,448	1,541	(6.0)%	833	880	(5.3)%
Non-bonus payroll cost per worksite employee per month	$6,633	$6,501	2.0%	$6,490	$6,305	2.9%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2013	2012	Change	2013	2012	Change

Net income (GAAP)	$5,289	$9,445	(44.0)%	$32,032	$40,402	(20.7)%
Income tax expense	1,607	6,641	(75.8)%	21,700	27,888	(22.2)%
Interest expense	119	89	33.7%	383	354	8.2%
Depreciation and amortization	5,372	4,914	9.3%	21,064	18,250	15.4%
EBITDA	12,387	21,089	(41.3)%	75,179	86,894	(13.5)%
Impairment charges	3,342	4,191	(20.3)%	6,021	4,191	43.7%
Stock-based compensation	2,752	2,429	13.3%	11,103	9,814	13.1%
Adjusted EBITDA	$18,481	$27,709	(33.3)%	$92,303	$100,899	(8.5)%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Insperity management believes EBITDA and adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2013	2012	Change	2013	2012	Change

Net income (GAAP)	$5,289	$9,445	(44.0)%	$32,032	$40,402	(20.7)%
Impairment charge, net of tax	2,941	2,460	19.6%	5,620	2,460	128.5%
Tax credit	(1,982)	—	—	(1,982)	—	—
Adjusted net income	$6,248	$11,905	(47.5)%	$35,670	$42,862	(16.8)%

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2013	2012	Change	2013	2012	Change

Diluted net income per share of common stock (GAAP)	$0.21	$0.34	(38.2)%	$1.25	$1.56	(19.9)%
Impairment charge, net of tax	0.11	0.10	10.0%	0.22	0.10	120.0%
Impact of dividends exceeding earnings	—	0.03	(100.0)%	—	0.01	(100.0)%
Impact of tax credit	(0.08)	—	—	(0.08)	—	—
Adjusted diluted net income per share of common stock	$0.24	$0.47	(48.9)%	$1.39	$1.67	(16.8)%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of: i) a $3.3 million impairment charge associated with the Expense Management reporting unit in 2013; ii) a $2.0 million tax credit relating to tax years 2009 - 2012 and recorded in 2013; iii) a $2.7 million impairment charge related to The Receivables Exchange in 2013; and iv) a $4.2 million impairment charge associated with the Performance Management reporting unit in 2012. Under the two-class earnings per share method, the undistributed losses resulting from dividends exceeding net income in 2012 are not allocated to participating securities. Insperity management believes adjusted net income is a useful measure of the company’s operating performance in this period, as it allows for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.